SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2004

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 12, 2004, we issued a press release entitled “AMB Property Corporation Announces Restatement of Depreciation Expense for Prior Periods and Third Quarter 2004 Results,” which sets forth disclosure regarding our restatement of depreciation expense for prior periods and our results of operations for the third quarter of 2004. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 12, 2004, we announced a restatement of depreciation expense for our prior period results relating to 39 buildings in our portfolio, 38 of which are located on-tarmac. As part of our on-going review of our accounting policies and internal control over financial reporting, we determined that we should have depreciated certain of our investments in buildings that reside on land subject to ground leases over the remaining terms of the ground leases, not over 40 years as applied to buildings that reside on land held in fee by us. We did not segregate these assets into a separate expected useful life category for depreciation purposes. Our management determined that the internal control deficiency that gave rise to this restatement represents a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. In connection with correcting the error, we believe we have taken appropriate action to modify our system of internal control and properly remediate this internal control deficiency. Going forward, these assets will be depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

To reflect additional depreciation expense, our management will restate our previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q. Management and the audit committee of our board of directors consulted with our independent auditors, PricewaterhouseCoopers LLP, and determined that this was the proper approach. On October 12, 2004, management and the audit committee of our board of directors concluded that our financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q should no longer be relied upon because of this error in the financial statements as addressed in Accounting Principles Board Opinion No. 20.

The restatement affects our depreciation expense, net income and earnings per share for the prior periods. The net impact of the restatement of depreciation expense on earnings per share results will reduce earnings per share by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002; by $0.06 from $1.47 to $1.41 for 2003. The net impact on each of the three months ended March 31, and June 30, 2004 will reduce earnings per share by $0.02 from $0.19 to $0.17 and by $0.02 from $0.22 to $0.20, respectively. The restatement reduces net income available to stockholders from $122 million to $120 million for 2001, from $116 million to $113 million for 2002, from $122 million to $117 million for 2003, from $16 million to $15 million for the quarter ended March 31, 2004 and from $18 million to $17 million for the quarter ended June 30, 2004. This restatement of depreciation expense does not impact our previously reported funds from operations, or FFO, per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, we add back real estate-related depreciation to calculate FFO.

OPERATING RESULTS

We reported third quarter 2004 earnings per share of $0.35, exceeding our guidance for the quarter of $0.30 to $0.33 per share. The higher-than-expected results were driven by early receipt of gains from property dispositions and net lease termination fees, offset by delayed development profits. Earnings per share for the nine months ended September 30, 2004 were $0.73 per share compared with $1.11 in the same period of 2003.

Earnings per share results for the first nine months of 2004 included $0.14 of gains on disposition of real estate and an adjustment of $0.03 of additional depreciation on investments in leasehold investments related to the first six months of 2004. For the first nine months of 2003, earnings per share included $0.57 of gains on dispositions of real estate and an additional restatement of depreciation expense of $0.04 related to certain leasehold investments.

Our industrial operating portfolio was 94.6% leased as of September 30, 2004, up 100 basis points from June 30, 2004, and up 260 basis points from September 30, 2003. Preliminary data indicate U.S. industrial vacancy at the end of the third quarter was 11.2%, representing a 20 basis point improvement from the prior quarter — the second consecutive quarter of improving occupancy nationally.

Cash-basis same store net operating income increased 4.8% in third quarter 2004, driven primarily by lease termination fees. Without the effect of lease termination fees, same store net operating income increased 0.6% in the quarter, driven by occupancy gains offset by rental rate decreases on leases renewed or rolled over during the past 12 months. For the year to date, same store net operating income declined 1.1%; without the impact of lease termination fees, year-to-date same store net operating income decreased 1.0%.

INVESTMENT ACTIVITY

During the third quarter, we acquired 590,800 square feet of distribution facilities in two buildings for a total expected investment of $51.6 million. Both assets are fully leased and are situated in infill locations of our target market of northern New Jersey. The transactions bring our year-to-date acquisition activity to 4.6 million square feet in 48 buildings with a total expected investment of $490.8 million.

Development starts in the quarter totaled approximately 2.7 million square feet in seven projects in three countries with an expected total investment of $345.7 million. The two largest projects total approximately 1.8 million square feet of multi-story, ramp-accessed industrial facilities in the high-demand logistics markets of Tokyo and Osaka, Japan. In Osaka, our 973,000 square-foot Amagasaki Distribution Center broke ground in August and is approximately 50% preleased.

During the quarter, we stabilized 370,600 square feet of new developments for a total expected investment of $15.4 million. The stabilized developments include the Singapore Airport Logistics Center Building 1 adjacent to Singapore’s Changi International Airport and Northfield Building 600, adjacent to Dallas Fort Worth International Airport.

The quarter included sales of seven buildings for a total disposition price of approximately $62.8 million. In addition, we generated $1.5 million of net development profits in the quarter from our development-for-sale program.

FINANCING ACTIVITIES

During the quarter, AMB Institutional Alliance Fund III, our wholly-owned subsidiary, obtained a seven-year, $101 million secured loan facility which combines both fixed and floating rates terms and significant prepayment flexibility. We expect to close on the first equity raise for AMB Institutional Alliance Fund III during the fourth quarter, reducing our 100% ownership of the fund to the 20% to 50% level. AMB Institutional Alliance Fund III is expected to be the REIT industry’s first open-end, commingled private capital fund with an initial asset base of more than $400 million.

Supplemental Earnings Measure

We report funds from operations per fully diluted share and unit, or FFOPS, in accordance with the standards established by NAREIT. Third quarter 2004 FFOPS increased more than 27% to $0.61 from $0.48 at September 30, 2003, at the top end of our guidance of $0.59 — $0.61 per share. The high end of our guidance was achieved through receipt of an earlier-than-anticipated level of net lease termination fees. The year-over-year results are attributable to increased levels of capital deployment and improved core operations. FFOPS for the nine months ended September 30, 2004 was $1.68, nine percent ahead of FFOPS for the same period in 2003 of $1.54.

Included in the footnotes to our attached financial statements is a discussion of why management believes FFO is a useful supplemental measure of operating performance, ways in which investors might use FFO when assessing our financial performance, and FFO’s limitations as a measurement tool.

A reconciliation from net income to funds from operations is provided in the following tables.

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
		(restated)		(restated)
Revenues
Rental revenues	$173,803	$145,466	$497,000	$434,589
Private capital income	2,726	1,928	8,077	7,844

Total revenues	176,529	147,394	505,077	442,433

Costs and expenses
Property operating costs	(43,953)	(39,129)	(128,580)	(115,550)
Depreciation and amortization	(42,099)	(33,734)	(120,998)	(102,847)
Impairment losses	—	—	—	(5,251)
General and administrative	(15,747)	(10,824)	(45,706)	(34,834)

Total costs and expenses	(101,799)	(83,687)	(295,284)	(258,482)

Operating income	74,730	63,707	209,793	183,951

Other income and expenses
Equity in earnings of unconsolidated joint ventures	603	1,365	3,256	4,222
Interest income and other, net	1,295	653	3,283	3,144
Gains from dispositions of real estate	—	—	—	7,429
Development profits, net of taxes	1,521	5,512	4,756	5,512
Interest expense, including amortization	(40,324)	(35,562)	(118,449)	(107,132)

Total other income and expenses	(36,905)	(28,032)	(107,154)	(86,825)

Income before minority interests and discontinued operations	37,825	35,675	102,639	97,126

Minority interests’ share of income:
Joint venture partners’ share of income	(10,302)	(9,546)	(28,978)	(24,712)
Joint venture partners’ share of development profits	(145)	(3,446)	(894)	(3,446)
Preferred unitholders	(4,942)	(6,314)	(14,766)	(19,073)
Limited partnership unitholders	(1,012)	(488)	(2,618)	(2,200)

Total minority interests’ share of income	(16,401)	(19,794)	(47,256)	(49,431)

Income from continuing operations	21,424	15,881	55,383	47,695

Discontinued operations:
Income (loss) attributable to discontinued operations, net of minority interests	175	1,919	(171)	13,576
Gain from disposition of real estate, net of minority interests	10,450	7,888	12,325	39,579

Total discontinued operations	10,625	9,807	12,154	53,155

Net income	32,049	25,688	67,537	100,850
Preferred stock dividends	(1,783)	(1,470)	(5,349)	(5,788)
Preferred stock unit redemption discount/(issuance costs)	—	(3,671)	—	(3,671)

Net income available to common stockholders	$30,266	$20,547	$62,188	$91,391

Net income per common share (diluted)	$0.35	$0.25	$0.73	$1.11

Weighted average common shares (diluted)	85,395,787	82,720,130	85,012,460	82,539,800

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
		(restated)	(restated)	(restated)
Assets
Investments in real estate:
Total investments in properties	$6,302,529	$6,051,308	$5,730,654	$5,491,707
Accumulated depreciation	(595,438)	(560,877)	(524,115)	(485,559)

Net investments in properties	5,707,091	5,490,431	5,206,539	5,006,148
Investment in unconsolidated joint ventures	48,601	52,579	54,006	52,009
Properties held for contribution, net	11,854	11,143	—	—
Properties held for divestiture, net	59,924	39,246	9,628	11,751

Net investments in real estate	5,827,470	5,593,399	5,270,173	5,069,908
Cash and cash equivalents	174,323	146,136	150,903	156,663
Mortgages receivable	23,068	23,594	23,620	43,145
Accounts receivable, net	102,078	96,524	92,081	88,452
Other assets	94,711	76,958	69,669	51,391

Total assets	$6,221,650	$5,936,611	$5,606,446	$5,409,559

Liabilities and Stockholders’ Equity
Secured debt	$1,617,944	$1,552,084	$1,457,630	$1,363,890
Unsecured senior debt securities	1,025,000	1,025,000	1,025,000	925,000
Unsecured debt	9,182	9,334	9,482	9,628
Unsecured credit facilities	583,864	428,502	261,369	275,739
Accounts payable and other liabilities	278,350	256,574	208,614	187,095

Total liabilities	3,514,340	3,271,494	2,962,095	2,761,352
Minority interests:
Joint venture partners	701,639	698,549	662,235	658,723
Preferred unitholders	278,378	241,899	241,873	241,899
Limited partnership unitholders	88,026	88,190	89,036	90,448

Total minority interests	1,068,043	1,028,638	993,144	991,070
Stockholders’ equity:
Common stock	1,536,063	1,533,275	1,547,995	1,553,764
Preferred stock	103,204	103,204	103,212	103,373

Total stockholders’ equity	1,639,267	1,636,479	1,651,207	1,657,137

Total liabilities and stockholders’ equity	$6,221,650	$5,936,611	$5,606,446	$5,409,559

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003 (2)	2004	2003 (2)
Net income	$32,049	$25,688	$67,537	$100,850
Gain from disposition of real estate, net of minority interests	(10,450)	(7,888)	(12,325)	(47,008)
Real estate related depreciation and amortization:
Total depreciation and amortization	42,099	33,734	120,998	102,847
Discontinued operations’ depreciation	525	597	1,733	2,346
FF& E depreciation	(172)	(170)	(508)	(548)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (NI)	10,302	9,546	28,978	24,712
Limited partnership unitholders’ minority interests (NI)	1,012	488	2,618	2,200
Limited partnership unitholders’ minority interests (Development profits)	79	115	222	115
Discontinued operations’ minority interests (NI)	2,218	1,140	2,464	3,195
FFO attributable to minority interests	(22,193)	(17,345)	(58,172)	(47,847)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(603)	(1,365)	(3,256)	(4,222)
AMB’s share of FFO	1,661	2,345	6,089	7,620
Preferred stock dividends	(1,783)	(1,470)	(5,349)	(5,788)
Preferred stock unit redemption discount/(issuance costs)	—	(3,671)	—	(3,671)

Funds from operations	$54,744	$41,744	$151,029	$134,801

FFO per common share and unit (diluted)	$0.61	$0.48	$1.68	$1.54

Weighted average common shares and units (diluted)	90,146,245	87,399,544	89,764,633	87,342,075

(1)We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of our operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. We believe that FFO, as defined by NAREIT, is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. We believe that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to our real estate assets nor is FFO necessarily indicative of cash available to fund our future cash requirements. Further, our computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

(2)Effective January 1, 2003, we discontinued our practice of deducting amortization of investments in leasehold interest from FFO as such an adjustment is not provided for in NAREIT’s FFO definition. As a result, FFO for the periods presented has been adjusted to reflect the changes.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to our business strategy, future plans and performance, and operating results, including expected project completion dates and expected total investments. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: October 13, 2004	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 12, 2004.